Exhibit 10-c-1

Compensation Recovery Policy
Acknowledgement and Agreement

Rockwell Collins, Inc.

This Compensation Recovery Policy Acknowledgement and Agreement (the “Agreement”) is entered into effective as of September 29, 2012 by and between Rockwell Collins, Inc. (the “Company”) and the Company employee named on the signature page of this Agreement (“Employee”).

Recitals

A.    The Company has adopted a Compensation Recovery Policy (the “Policy”) allowing the Company to recover compensation paid to the Employee in certain circumstances;

B.    The Employee is a Covered Executive as defined in the Compensation Recovery Policy;

and

C.     In consideration of and as a condition to the receipt of future cash and equity awards from the Company the Employee and the Company are entering into this Agreement.

NOW, THEREFORE, the Company and the Employee hereby agree as follows:

a)Employee acknowledges receipt of the Policy, a copy of which is attached to this Agreement as Appendix A and is incorporated into this Agreement by reference. Employee has read and understands the Policy, has had the opportunity to ask questions to the Company regarding the Policy and acknowledges and agrees that the Policy could apply to incentive compensation granted to Employee prior to September 29, 2012.

b)Any applicable award agreement or other document setting forth the terms and conditions of incentive compensation granted to the Employee on or after the start of the Company's 2013 fiscal year shall be deemed to include the restrictions imposed by the Policy and incorporate it by reference. In the event of any inconsistency between the provisions of the Policy and the applicable award agreement or other document setting forth the terms and conditions of any annual incentive or equity-based award granted to Employee, the terms of the Policy shall govern.

c)The recovery of compensation pursuant to the Policy and this Agreement shall not in any way limit or affect the Company's right to pursue disciplinary action or dismissal, take legal action or pursue any other available remedies available to the Company. This Agreement and the Policy shall not replace, and shall be in addition to, any rights of the Company to recover compensation from Employee under applicable laws, regulations or pursuant to any other agreement between the Company and the Employee.

d)Employee acknowledges that Employee's execution of this Agreement is a condition to the receipt by Employee of future incentive compensation awards from the Company; provided, however, that nothing in this Agreement shall be deemed to obligate the Company to grant any such awards to Employee in the future.

e)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

f)This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

The parties have executed this Agreement effective as of the date first written above.

EMPLOYEE	ROCKWELL COLLINS, INC.

By:
Signature	Gary Chadick
Senior Vice President, General Counsel and Secretary

Print Name

Date	Date

Appendix A
Compensation Recovery Policy
Rockwell Collins, Inc.

Introduction. Rockwell Collins, Inc. (the “Company) has adopted this Compensation Recovery Policy (the “Policy”) to allow it to forfeit and recover certain compensation awarded or paid to a Covered Executive (as defined below), if the Company's Board of Directors determines in its sole discretion that the Covered Executive engaged in fraud or illegal activity and as a result there was a substantial negative impact to the Company or its financial condition, including, but not limited to, a need for the Company to file a financial restatement.
Covered Executives. This Policy applies to (a) executive officers designated by the Company's Board of Directors as officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, (b) all other employees of the Company (or a subsidiary) in positions with the title of Vice President & General Manager or Vice President & Controller and (c) any employees of the Company (or a subsidiary) who are designated by the Company's Chief Executive Officer (collectively the groups referred to in (a), (b) and (c) shall be referred to as “Covered Executives”). This Policy applies to Covered Executives, whether or not they are employed by the Company or an affiliate thereof at the time of the discovery of the fraud or illegal activity.
Recovery of Incentive Compensation. If the Board determines, in its sole discretion, that a Covered Executive engaged in fraud or illegal activity and as a result there was a substantial negative impact to the Company or its financial condition, then the Covered Executive shall, as directed by the Board and to the extent permitted by law: (a) forfeit any outstanding equity-based awards, vested or unvested, granted by the Company to the Covered Executive during the Company's fiscal year in which the fraud or illegal activity was discovered, and (b) repay the Company, in cash and upon demand, an amount up to (i) the gross amount paid to the Covered Executive under the Company's Incentive Compensation Plan and/or the Company's 2006 Annual Incentive Compensation Plan for Senior Executives for each of the three most recently completed fiscal years of the Company (assuming for this purpose that any deferral of this payment made by the Covered Executive to the Company's 2005 Deferred Compensation Plan was paid to the Covered Executive), (ii) the aggregate Fair Market Value (as defined in the Company's 2006 Long-Term Incentives Plan, as amended) paid to the Covered Executive upon the vesting of performance share awards for each of the three most recently completed performance periods for such awards and (iii) the gains (i.e., taxable income) received in the preceding three years upon the exercise of stock options granted to the Covered Executive by the Company (assuming, for this purpose, that any incentive stock option was a nonqualified stock option). Notwithstanding the foregoing, no forfeiture or repayment shall be required by virtue of the immediately preceding sentence on or after the date of a Change of Control (as defined in the Company's 2006 Long-Term Incentives Plan, as amended) unless and until there shall have been delivered to the Covered Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at the meeting of the Board called and held for such purpose (after reasonable notice is provided to the Covered Executive and the Covered Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Covered Executive engaged in fraud or illegal activity and as a result there was a substantial negative impact to the Company or its financial condition, and specifying the particulars thereof in detail. A Covered Executive shall not be deemed to have engaged in fraud or illegal activity for purposes of this Policy if he or she acted with a good faith and reasonable belief that his or her activity was not fraudulent or illegal and was in or not opposed to the Company's best interests.
Incorporation by Reference. Each award agreement or other document setting forth the terms and conditions of any incentive compensation granted to a Covered Executive may include a provision by reference incorporating the requirements of this Policy with respect to such award, but this Policy shall apply regardless of whether such provision is included. The remedies specified in this Policy shall not be exclusive and shall be in addition to every other right or remedy at law or in equity that may be available to the Company.
Enforcement and Interpretation. The Board of Directors shall have full and final authority to make all determinations under this Policy, including without limitation, whether a Covered Executive engaged in fraud or illegal activity, the impact of his or her actions on the Company and the amount and type of compensation to be repaid or forfeited by the Covered Executive. All determinations and decisions made by the Board of Directors pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company, its affiliates, its shareowners and employees.